FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 1996

                                  EDITEK, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

1-11394                                                           95-3863205
(Commission File Number)                     (IRS Employer Identification No.)


1238 Anthony Road
Burlington, North Carolina                                             27215
(Address of principal executive offices)                            (Zip Code)

                                (910) 226-6311
              (Registrant's telephone number, including area code)

Item 5.  Other Events.


     On June 5, 1996, the Board of Directors of the Registrant formed an Executive Committee of the Board of Directors comprised of the Registrant's four outside Directors, Robert J. Beckman, Gene E. Lewis, George W. Masters, and Samuel C. Powell, Ph.D. The Members of the Executive Committee will serve as the Office of the Chairman of the Registrant.

     James D. Skinner will continue as President and Chief Executive Officer of the Registrant and will have a special assignment relative to the Registrant's North Carolina operations. Harry G. McCoy, Pharm.D. will be responsible for MEDTOX, and Peter J. Heath will continue his responsibilities as Chief Financial Officer. These three individuals will all report to the Office of the Chairman.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EDITEK, INC.



Date:  June 14, 1996                    By:/s/ Peter J. Heath

                                        Name:   Peter J. Heath
                                        Title:  Vice President of Finance and
                                                Chief Financial Officer